As filed with the Securities and Exchange Commission on July 2, 2015

Registration No. 333-189002

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	36-4528166
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices)(Zip Code)

InVivo Therapeutics Holdings Corp. 2010 Equity Incentive Plan

(Full title of the plan)

Steven McAllister
Chief Financial Officer
InVivo Therapeutics Holdings Corp.

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Name and address of agent for service)

(617) 863-5500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

EXPLANATORY NOTE

On May 31, 2013, the Registrant filed Registration Statement on Form S-8 (File No.: 333-189002) (the “Form S-8”) registering 1,125,000 shares (on a post-split basis) of the Registrant’s common stock, $0.00001 par value per share (the “Shares”), to be issued to participants under the Registrant’s 2010 Equity Incentive Plan (the “2010 Plan”).

On June 16, 2015, the Registrant’s stockholders approved the InVivo Therapeutics Holdings Corp. 2015 Equity Incentive Plan (the “2015 Plan”).  Pursuant to the 2015 Plan, any shares of Common Stock that remain available for issuance under the 2010 Plan as of June 16, 2015 are to be included in the number of shares of Common Stock available for issuance under the 2015 Plan.  No future grants will be made under the 2010 Plan.

This Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 is being filed in order to deregister all Shares that were registered under the Form S-8 and remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on July 2, 2015.

INVIVO THERAPEUTICS HOLDINGS CORP.

By:	/s/ Steven F. McAllister
Steven F. McAllister
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Mark D. Perrin	Chief Executive Officer and Chairman of the Board	July 2, 2015
Mark D. Perrin	(Principal Executive Officer)

/s/ Steven F. McAllister	Chief Financial Officer and Treasurer	July 2, 2015
Steven F. McAllister	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Kenneth DiPietro	Director	July 2, 2015
Kenneth DiPietro

/s/ Daniel R. Marshak	Director	July 2, 2015
Daniel R. Marshak

/s/ John A. McCarthy, Jr.	Director	July 2, 2015
John A. McCarthy, Jr.

s/ C. Ann Merrifield	Director	July 2, 2015
C. Ann Merrifield

/s/ Richard J. Roberts	Director	July 2, 2015
Richard J. Roberts